UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-1657	13-1952290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on May 16, 2022, Crane Co., a Delaware corporation (“Crane Co.”), completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of February 28, 2022 (the “Reorganization Agreement”), by and among Crane Co., Crane Holdings, Co., a Delaware corporation (“Crane Holdings”), and Crane Transaction Company, LLC, a Delaware limited liability company and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Crane Holdings (“Merger Sub”). The Reorganization Agreement provided for the merger of Crane Co. and Merger Sub, with Crane Co. surviving the merger as a wholly-owned subsidiary of Crane Holdings (the “Reorganization Merger”).

Following the Reorganization Merger, on May 16, 2022, Crane Co. (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Crane Holdings) converted from a Delaware corporation into a Delaware limited liability company named “Crane LLC” (such conversion, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Crane LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Crane LLC were assumed by, Crane Holdings. On May 17, 2022, Crane LLC converted from a Delaware limited liability company to a Delaware corporation named “Crane Co.” (as described further in Item 5.03, the “Conversion”).

As of immediately following the effective time of the Conversion, Richard A. Maue and Anthony M. D’Iorio were appointed as the directors of Crane Co.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2022, pursuant to the Conversion, Crane LLC filed a Certificate of Conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary”), which became effective upon filing, pursuant to which Crane LLC converted from a Delaware limited liability company to a Delaware corporation named “Crane Co.,” with one authorized class of stock, being common stock, par value $0.01 per share (“Crane Co. Common Stock”). In connection with the Conversion, the Certificate of Incorporation of Crane Co. (the “Certificate of Incorporation”) was filed with the Delaware Secretary, which became effective upon filing, and Crane Co. adopted those certain By-laws, dated as of May 17, 2022 (the “By-laws”).

The foregoing description is not complete and is qualified in its entirety by reference to the Certificate of Conversion, Certificate of Incorporation and By-laws, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, hereto and incorporated into this Item 5.03 by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Conversion of Crane LLC to Crane Co., dated as of May 17, 2022

3.2	Certificate of Incorporation of Crane Co., dated as of May 17, 2022

3.3	By-laws of Crane Co., dated as of May 17, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

May 17, 2022
	By:	/s/ Anthony M. D’Iorio
	Name:	Anthony M. D’Iorio
	Title:	Vice President and Secretary

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